UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

December 1, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

4400 Biscayne Boulevard, Suite 680
Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

(305)-861-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 3.02 is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities

On December 2, 2008 we completed the sale (the “Offering”) of an aggregate of 491 shares of our Series D Preferred Stock (the “Series D Preferred Stock”) at a price of $1,500 per share, to certain private investors (collectively, the “Investors”) for proceeds of $736,500 pursuant to Stock Subscription Agreements accepted by us on December 1, 2008 and December 2, 2008 (the sale of 286 shares closed on December 1, 2008 and the sale of 205 shares closed on December 2, 2008). Approximately $282,200 of the $736,500 total proceeds of the Offering came from application of amounts we owed under a Note and Security Agreement dated as of August 28, 2008, as amended, which matured on November 30, 2008 (the “Note”). There were no underwriting discounts or commissions paid in respect of the Offering. We had previously issued Series D Preferred Stock in an offering in April 2008.

Marvin Sackner, MD, our Chief Executive Officer, director and beneficial owner (prior to the Offering) of approximately 20% of our common stock invested $51,000 in the Offering and acquired 34 shares of Series D Preferred Stock. Dr. Sackner immediately gifted the acquired shares to family members.

Frost Gamma Investments Trust, beneficial owner (prior to the Offering) of approximately 19% of our common stock invested $205,500 in the Offering and acquired 137 shares of Series D Preferred Stock.

Hsu Gamma Investment L.P., an entity of which our Chairman Jane Hsiao, PhD is general partner, invested $51,000 in the Offering and acquired 34 shares of Series D Preferred Stock. Prior to the Offering, Dr. Hsiao was a beneficial owner of more than 6% of our common stock.

Frost Gamma Investments Trust and Hsu Gamma Investment L.P. each paid for their investment from the proceeds of their respective interests in the Note. Dr. Sackner paid for his investment with a combination of personal funds and the proceeds from his interest in the Note.

A revocable trust of which our director Taffy Gould is trustee and beneficiary invested $75,000 and acquired 50 shares of Series D Preferred Stock in the Offering.

Each holder of a share of the Series D Preferred Stock has the right, at any time, to convert such share of Series D Preferred Stock into shares of our common stock at an initial rate of 5,000 shares of common stock per share of Series D Preferred Stock.

We issued the Series D Preferred Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. The Investors have each represented to the Registrant that such person was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Series D Preferred Stock was being acquired for investment purposes.

The Stock Subscription Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 5.03	Amendment to Articles of Incorporation

On December 1, 2008, we amended our Articles of Incorporation by increasing the number of authorized shares of Series D Preferred Stock from 1,000 to 5,500 shares. The Articles of Amendment to our Articles of Incorporation effecting the aforesaid increase are attached as Exhibit 3.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation, filed December 1, 2008, increasing number of authorized shares of Series D Preferred Stock

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Adam S. Jackson
Name: Adam S. Jackson Title: Chief Financial Officer

Date: December 3, 2008

Exhibit Index
Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation, filed December 1, 2008, increasing number of authorized shares of Series D Preferred Stock

10.1	Form of Subscription Agreement